Exhibit 10.01

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement together with all schedules and exhibits, (this “Agreement”) is dated as of February 28, 2006, among San Holdings, Inc., a Colorado corporation (the “Company”), and each Purchaser identified on the signature pages hereto (each a “Purchaser” and collectively the “Purchasers”), each a “party” and collectively the “parties.”

WITNESSETH:

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company in the aggregate, up to 236.8 Units, each Unit consisting of (i) one share of Preferred Stock of the Company initially convertible into 333,333 shares of Common Stock, with such Preferred Stock having the terms and conditions as described in the Certificate of Designations, and (ii) a $0.30 Warrant and a $0.50 Warrant, each of such Warrants initially exercisable into 166,667 shares of Common Stock, with such Warrants having the terms and conditions described in Exhibit D and Exhibit E;

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company may sell additional Units to Purchasers and or other Persons (as defined herein) after the initial Closing (as defined herein) pursuant to the terms set forth herein;

WHEREAS, Sun Solunet, LLC (“Sun Solunet”), the majority shareholder of the Company, expects to purchase a total of 176.5 Units from the Company for $8,000,000; and

WHEREAS, the number of Units to be purchased by Sun Solunet is equal to quotient obtained by dividing (i) 8,000,000 by (ii) the Per Unit Purchase Price applicable to Sun Solunet. The Per Unit Purchase Price applicable to Sun Solunet equals the quotient obtained by dividing (a) the aggregate Subscription Amount from all Purchasers (other than Sun Solunet) less the aggregate fees payable to Monarch Capital Group LLC by (b) number of Units to be purchased by all Purchasers (other than Sun Solunet).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I
DEFINITIONS

1.1.           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designations” means the Certificate of Designations, Preferences and other rights and qualifications of the Series A Preferred Stock substantially in the form of Exhibit A hereto.

“Closing” means the closing of the purchase and sale of the Units pursuant to Section 2.1. Subject to the satisfaction of the all of the conditions precedent set forth in the definition of Closing Date on the first Closing, there may be subsequent Closings for the sale of additional Units pursuant to this Agreement or on the same terms and conditions as set forth in this Agreement.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to the Purchasers’ obligations to pay the Subscription Amount and the Company’s obligation to issue the Warrants and the Preferred Shares have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, no par value per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Credit Support Termination Agreement” means the termination to the letter agreement, dated as of March 31, 2003, by and between Sun Capital Partners II, LP, a Delaware limited partnership (the “Fund”), and the Company, as amended on November 23, 2005, acknowledged and agreed to by Sun Solunet, substantially in the form of Exhibit G attached hereto.

“Disclosure Schedules” means the Disclosure Schedules attached hereto.

“Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

“Escrow Agent” means Wells Fargo Bank, National Association.

“Escrow Agreement” shall mean the Escrow Agreement substantially in the form of Exhibit B hereto, as the same may be amended or supplemented from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(l).

“Per Unit Purchase Price” equals $50,000 for all Purchasers other than Sun Solunet and for Sun Solunet equals the lesser amount set forth in the third “WHEREAS” clause of this Agreement.

“Person” means any legal person, including without limitation, an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” means the Series A Preferred Stock issuable pursuant to this Agreement.

“Preferred Stock” mean the Series A Preferred Stock of the Company no par value per share. Each share of Preferred Stock is convertible into 333,333 shares of Common Stock.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, substantially in the form of Exhibit C hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Preferred Shares, the Shares and the Warrants.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issuable to each Purchaser pursuant to the exercise of the Warrants or the conversion of the Preferred Stock.

“Sun Solunet” means Sun Solunet, LLC, the majority shareholder of the Company as of the date of this Agreement.

“Subscription Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature page hereto, payable (i) with respect to Purchasers other than Sun Solunet, in United States dollars and in immediately available funds and (ii) with respect to Sun Solunet, in the form of the exchange of debt owed to Sun Solunet in form and substance acceptable to the Company.

“Subsidiary” shall mean the subsidiaries of the Company disclosed in the SEC Reports.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Certificate of Designations, the Escrow Agreement, the Warrants and the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Units” means the Units being offered pursuant to this Agreement, each Unit consisting of one share of Preferred Stock, one $0.30 Warrant and one $0.50 Warrant.

“$0.30 Warrants” means the Common Stock Purchase Warrants, substantially in the form of Exhibit D, issuable to the Purchasers at the Closing, which warrants shall have an exercise price equal to $0.30 per share and be exercisable for a period of five years. Each $0.30 Warrant is initially exercisable into 166,667 shares of Common Stock.

“$0.50 Warrants” means the Common Stock Purchase Warrants, substantially in the form of Exhibit E, issuable to the Purchasers at the Closing, which warrants shall have an exercise price equal to $0.50 per share and be exercisable for a period of five years. Each $0.50 Warrant is initially exercisable into 166,667 shares of Common Stock.

“Warrants” means the $0.30 Warrants and $0.50 Warrants, collectively.

ARTICLE II
PURCHASE AND SALE

2.1.           Closing. At the Closing, each Purchaser shall purchase from the Company, severally and not jointly with the other Purchasers, and the Company shall issue and sell to each Purchaser, a number of Units equal to such Purchaser’s Subscription Amount divided by the Per Unit Purchase Price. Sun Solunet, employees and executive officers of the Company that are Purchasers shall be permitted to invest in less than full Unit increments, and notwithstanding anything to the contrary set forth herein, any such Purchasers shall be excluded from the representations and warranties to the Company set forth in Section 3.2(i) of this Agreement and the covenants to the Company set forth in Section 4.5 of this Agreement. Upon satisfaction of the conditions set forth in Section 2.2, the Closing shall occur at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, or such other location as the parties shall mutually agree.

2.2.           Closing Conditions; Deliveries.

(a)           At the Closing the Company shall deliver or cause to be delivered to each Purchaser or in lieu thereof the Placement Agent the following:

(i)           this Agreement duly executed by the Company;

(ii)           a certificate evidencing a number of Preferred Shares equal to such Purchaser’s Subscription Amount divided by the Per Unit Purchase Price, registered in the name of such Purchaser;

(iii)           a copy of a $0.30 Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the initial right to acquire up to the number of shares of Common Stock equal to 50% of the Shares to be issued to such Purchaser at the Closing assuming the conversion of all Preferred Stock into Common Stock of all of the Preferred Stock acquired by the Purchaser;

(iv)           a copy of a $0.50 Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the initial right to acquire up to the number of shares of Common Stock equal to 50% of the Shares to be issued to such Purchaser at the Closing assuming the conversion of all Preferred Stock into Common Stock of all of the Preferred Stock acquired by the Purchaser;

(v)           the Registration Rights Agreement duly executed by the Company;

(vi)           Lock-up agreements, substantially in the form of Exhibit F hereto executed by officers and inside directors of the Company that are employees of the Company; and

(vii)           a Certificate of the President and the Secretary of the Company that the Certificate of Designations has been adopted and filed.

(b)           At the Closing each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)           this Agreement duly executed by such Purchaser;

(ii)           with respect to the Purchasers other than Sun Solunet, such Purchaser’s Subscription Amount by wire transfer to the account of the Escrow Agent (such account as provided to the Purchasers in writing by or on behalf of the Escrow Agent) prior to the Closing Date; and

(iii)           with respect to Sun Solunet, their Subscription Amount in the form of exchange of debt owed by the Company to Sun Solunet in form and substance reasonably acceptable to the Company on or prior to the Closing Date; and

(iv)           the Registration Rights Agreement duly executed by such Purchaser.

(c)           All representations and warranties of the other parties contained herein shall remain true and correct as of the Closing Date.

(d)           As of the Closing Date, there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(e)           From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Units at the Closing.

(f)           After giving effect to (i) the payment by Sun Solunet of its Subscription Amount for the Units purchased hereby in the form of exchange of debt owed by the Company to Sun Solunet and (ii) the payment by the Company of some of the outstanding indebtedness owed to Sun Solunet (separate from the cancellation of debt described in (i)), the total remaining indebtedness of the Company to Sun Solunet shall be less than or equal to $5,000,000.

(g)           The Credit Support Termination Agreement shall be duly executed by the parties thereto and shall include an agreement of the parties thereto to amend the Sun Loan to decrease the Company’s borrowing availability from $14,000,000 to $5,000,000, to revise the Sun Loan from a revolving loan to a term loan and to extend the maturity date thereof to a date that is three years from the date of the Credit Support Termination Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1.           Representations and Warranties of the Company. Except as disclosed in the SEC Reports or as set forth under the corresponding section of the Disclosure Schedules delivered concurrently herewith, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each Purchaser:

(a)           Subsidiaries. Except as disclosed in the SEC Reports, the Company has no direct or indirect subsidiaries. Except as disclosed in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. If the Company has no subsidiaries, then references in the Transaction Documents to the Subsidiaries will be disregarded.

(b)           Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c)           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof assuming such Transaction Documents are duly authorized, executed and delivered by the Purchasers as applicable, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict in any material respect with or violate any provision of the Company’s articles of incorporation, bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, or (iv) conflict with or violate the terms of any agreement by which the Company or any Subsidiary is bound or to which any property or asset of the Company or any Subsidiary is bound or affected; except in the case of each of clauses (ii), (iii) and (iv), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of any reports with the Commission, as mandated by the Exchange Act or the Securities Act, (ii) the filing with the Commission of the Registration Statement, (iii) application(s) to each applicable Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, with each of the items listed in clauses (i)-(iv) inclusive being deemed a “Required Approval”).

(f)           Issuance of the Securities. The Preferred Shares and Warrants are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than as set forth in the Transaction Documents. The Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.

(g)           Capitalization. The capitalization of the Company is as described in the Company’s SEC Reports filed with the Commission. The Company has not issued any capital stock since September 30, 2005 other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock Equivalents. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, other than as set forth in the SEC Reports. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except with respect to the approvals and authorizations required to increase the Company’s authorized capital to permit issuance of the Shares, no further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Preferred Shares or the grant of the Warrants or the issuance of the Shares upon conversion of the Preferred Stock. With respect to the Shares issuable upon the exercise of the Warrants, the Company shall increase its authorized capital in amount sufficient to provide for the exercise of all outstanding Warrants of the Company. Except as disclosed in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)            SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports, as the same may have been amended, complied in all material respects at the time of filing with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports except to the extent amended, updated or superseded by any subsequent filed report, when furnished or filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect. The financial statements of the Company included in the SEC Reports, except to the extent amended, updated or superseded by any subsequent filed report, whether furnished or filed, at the time of filing complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except to the extent amended, updated or superseded by and subsequent filed report, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof, except to the extent amended, updated or superseded by and subsequent filed report, and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)           Material Changes. Since the date of the filing of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property, with or without consideration, to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. Except as disclosed in the SEC Reports, the Company does not have pending before the Commission any request for confidential treatment of information.

(j)           Litigation. Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, with respect to the Company, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)           Compliance. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived) where the effect of such default or violation could be reasonably expected to be a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

(l)           Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(m)           Sarbanes-Oxley. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.

(n)           Certain Fees. Except for fees payable to Monarch Capital Group LLC, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(o)           Private Placement. Assuming the accuracy of each of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(p)           Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(q)           Disclosure. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(r)           General Solicitation. Neither the Company nor, to the Company’s knowledge, any person acting on behalf of the Company has offered or sold any of the Units by any form of general solicitation or general advertising. To the Company’s knowledge, based upon representations by such Purchasers or other investors, the Company has offered the Units for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

3.2.           Representations and Warranties of the Purchasers. The Purchasers acknowledge that the offering of Securities to the Purchasers is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder, which is in part dependent upon the truth, completeness and accuracy of the representations made by the Purchasers in this Agreement. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Purchaser’s charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party, or conflict with, breach or violate any Law applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Purchaser’s obligations under this Agreement or to purchase the securities from the Company in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(b)           Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or partnership action on the part of such Purchaser. Each Transaction Document to which it is party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)           Purchaser’s Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account (this representation and warranty not limiting such Purchaser’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws and in accordance with the Transaction Documents). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(d)           Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof and as of the Closing Date it is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. Such Purchaser understands that such Purchaser’s investment in the Securities being purchased from the Company involve a high degree of risk. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities being purchased by such Purchaser from the Company. Such Purchaser warrants that such Purchaser is able to bear the complete loss of such Purchaser’s investment in the securities being purchased from the Company.

(e)           Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f)           Full Access. Such Purchaser has been given full access to such records of the Company and the Subsidiaries and to the officers and directors of the Company (including the opportunity to ask questions of and receive answers from such Persons) and the Subsidiaries as it has deemed necessary or appropriate.

(g)           General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(h)           Compliance with Patriot Act. The funds utilized by such Purchaser for the purchase of the Securities do not violate any provisions of the USA Patriot Act of 2001.

(i)           Beneficial Ownership. The Purchaser (other than Sun Solunet) and its affiliates do not beneficially own more than 4.9% of the Common Stock as of the date hereof. The Purchaser (other than Sun Solunet) shall not exercise the Warrants or convert the Preferred Shares to the extent that such exercise or conversion would result in beneficial ownership by the Purchaser and its affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date. For the purposes of this subsection, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act, and Regulation 13d-3 promulgated thereunder. Notwithstanding the foregoing, such Purchaser, to the extent such purchase of the Securities causes such Purchaser’s beneficial ownership to exceed 4.9% of the outstanding shares of the Company, will qualify for filing on a Schedule 13D under the Exchange Act.

(j)           Blue Sky Compliance. Such Purchaser shall agree to comply with any state blue sky limitations on the resale of the Securities, if any.

(k)           Certain Fees. Except for fees payable to Monarch Capital Group LLC, no brokerage or finder’s fees or commissions are or will be payable by the Purchasers to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(l)           Investment Decision. The Purchaser is making its own investment decision to invest in the Securities and has not relied on any representation (oral or written other than as set forth in this Agreement).

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1.           Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company, to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(a), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the applicable terms of this Agreement and shall have the rights of a Purchaser under this Agreement, the Certificate of Designations and the Registration Rights Agreement.

(a)           The Purchasers agree to the imprinting, so long as is required by this Section 4.1(a), of a legend on any of the Securities in the following form: THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

So long as any pledgee, secured party or transferee provides a questionnaire to the Company demonstrating to the Company that such pledgee or transferee is an “accredited investor,” the Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(b)           Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(a)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Shares are eligible for sale under Rule 144(k) and a request for the removal has been provided in writing by the Purchasers to the Company, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission) and a request for the removal has been provided in writing by the Purchasers to the Company. The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date if required by the Company’s transfer agent to effect the removal of the legend hereunder with respect to the Shares registered thereunder, subject to any state blue sky law limitations. If any Preferred Shares are converted or if all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Shares for which the Preferred Shares are converted or the applicable portion of the Warrant has been exercised, such Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(b), it will, no later than five Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(c)           Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2.           Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144 to the extent Rule 144 is available for such sale. The Company further covenants that it will take such further reasonable action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3.           Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that (X) would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or (Y) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless such shareholder approval is obtained before the closing of such subsequent transaction.

4.4.           Shareholders Rights Plan. Except as set forth in the Disclosure Schedule, no claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.5.           Non-Public Information. The Purchasers (other than Sun Solunet) have all executed a written agreement with the Company regarding the confidentiality and use of any information provided to the Purchasers (other than Sun Solunet) by the Company that constitutes material non-public information. Except for the power-point presentation made to the Purchasers (other than Sun Solunet) by the Company and any information covered by the aforementioned confidentiality agreement, each Purchaser (other than Sun Solunet) acknowledges and the Company confirms that neither the Company nor, to its knowledge, any other person acting on the Company’s behalf, has provided any of the Purchasers (other than Sun Solunet) or their agents or counsel with any other information that constitutes material, non-public information.

4.6.           Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities (excluding amounts paid by the Company for legal and administrative fees in connection with the sale of the Securities) hereunder for the paydown or payoff of outstanding debt, including some of the outstanding amounts owed to Sun Solunet, working capital and general corporate purposes.

4.7.           Reimbursement. If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any current stockholder), solely as a result of such Purchaser’s acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

4.8.           Indemnification of Purchasers. The Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to: (a) any misrepresentation, breach or inaccuracy of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents; or (b) any cause of action, suit or claim brought or made against such Purchaser Party and arising solely out of or solely resulting from the execution, delivery, performance or enforcement of this Agreement or any of the other Transaction Documents and without causation by any other activity, obligation, condition or liability pertaining to such Purchaser. The Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred; provided, however, that absent an actual conflict of interest with respect to all Purchasers involved in any such matter for which indemnification claim is made hereunder, the Company shall pay only one reasonable counsel fee for the representation of all Purchasers in such matter.

4.9.           Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, 50,000,000 shares of Common Stock for the purpose of enabling the Company to issue Shares. The Company shall increase its authorized capital in an amount sufficient to provide for the conversion of all the Preferred Stock and exercise of all of the outstanding Warrants of the Company. Until such time as the Company has so increased its authorized capital, each Purchaser shall each be entitled to convert the Preferred Stock and exercise the Warrants held by them on a pro rata basis with the other Purchasers, weighted on the basis of the respective Subscription Amounts paid to the Company by each Purchaser.

4.10.           Listing of Common Stock. The Company hereby agrees to use commercially reasonably efforts to maintain the listing or quotation of the Common Stock on the Trading Market, and as soon as reasonably practicable following the Closing (but not later than the earlier of the Effective Date and the first anniversary of the Closing Date) to list all of the Shares on the Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and/or quotation and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.11.           Equal Treatment of Purchasers. Following the execution and delivery of this Agreement by the parties hereto, no consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.12.           No Net Short Position. Each Purchaser agrees, severally and not jointly with any other Purchasers, that they or any Person acting at the request or direction of Purchaser, nor any Affiliate, will not enter into any Short Sales (as hereinafter defined) from the period commencing on the Closing Date and ending on the date that such Purchaser no longer holds any Shares. For purposes of this Section 4.12, a “Short Sale” by any Purchaser shall mean a sale of Common Stock by such Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by such Purchaser. For purposes of determining whether there is an equivalent offsetting long position in Common Stock held by the Purchaser, Shares that have not yet been converted or exercised pursuant to the Certificate of Designations or the Warrants shall be deemed to be held long by the Purchaser, and the amount of shares of Common Stock held in a long position shall be all Shares held by such Purchaser on such date, plus any shares of Common Stock otherwise then held by such Purchaser. Additionally, each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the Effective Date of the Registration Statement with the Shares purchased hereunder is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Accordingly, each Purchaser hereby agrees not to use any of the Shares to directly cover any short sales made prior to the Effective Date.

4.13.           Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company to the extent that failure to so preserve and continue the corporate existence of the Company would restrict or impair the right or ability of the Company or any successor to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company or any successor to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

4.14.         Lock-Up Agreement. The Company shall cause the officers and inside directors that are employees of the Company to execute a lock-up agreement hereto restricting such Persons from selling any shares of Common Stock for a one-year period commencing on the date of this Agreement.

ARTICLE V
MISCELLANEOUS

5.1.           Fees and Expenses. Except with respect to the reasonable fees and expenses of Sun Solunet, which shall be paid by the Company, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

5.2.           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede and void all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3.           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered (receipt confirmed) via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered (receipt confirmed) via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of deposit with a carrier or service, if sent by U.S. nationally recognized overnight carrier or courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4.           Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof (unless it so provides by its terms), nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5.           Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers”.

5.7.           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8.

5.8.           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding, as determined by the court hearing such matter, shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9.           Survival. The representations and warranties herein shall survive the Closing and delivery of the Preferred Shares, the Warrants and the Shares.

5.10.           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11.           Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12.           Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.13.           Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14.           Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled independently to protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been or has had the opportunity to be represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SAN HOLDINGS, INC.

By: /s/ John Jenkins
Name: John Jenkins
Title CEO

Address for Notice

If to SANZ:

9800 Pyramid Court
Suite 130
Englewood, CO 80112
Attention: John Jenkins or Robert Ogden

With a copy to:

Kutak Rock LLP
1801 California Street
Suite 3100
Denver, CO 80202
Facsimile No.: (303) 292-7799
Attention: Joshua Kerstein, Esq.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[FORM OF PURCHASER SIGNATURE PAGE;
EXECUTED SIGNATURE PAGES INTENTIONALLY OMITTED]

[PURCHASER SIGNATURE PAGES SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: ________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Entity: ________________________________________________

Address for Notice of Investing Entity:

Address for Delivery of Securities for Investing Entity (if not same as above):

Subscription Amount:

Units:

Preferred Shares:

$0.30 Warrants:
$0.50 Warrants:

EIN Number:

DISCLOSURE SCHEDULES

[Intentionally Omitted]

Exhibit A

Form of Certificate of Designations of Series A Preferred Stock

[INTENTIONALLY OMITTED; See Exhibit 3.1 to this Current Report]

Exhibit B

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated February 22, 2006 (this “Escrow Agreement”) is entered into by and among SAN Holdings, Inc. (the “Company”), Monarch Capital Group, LLC (the “Placement Agent”) and Wells Fargo Bank, National Association (the “Escrow Agent”).

WHEREAS, the Company proposes to sell the Company’s newly designated convertible preferred stock, and warrants to purchase common stock of the Company (the “Securities”) to investors (the subscribers of the Securities pursuant to this offering are hereinafter referred to as “Investors”), in a private offering to accredited investors pursuant to Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder (the “Offering”);

WHEREAS, the Securities to be sold will be sold in units (the “Units”), for which each Investor other than Sun Solunet, LLC (“Sun Solunet”) will pay $50,000 cash per Unit and for which Sun Solunet will pay a lesser purchase price per Unit, such purchase price to be paid in the form of the exchange of debt owed by the Company to Sun Solunet and, as a result, no funds relating to the Units to be purchased by Sun Solunet are expected to be deposited into the Escrow Account (as hereafter defined);

WHEREAS, the Company and the Placement Agent propose to establish a separate, non-interest bearing escrow account with the Escrow Agent (the “Escrow Account”), to which subscription monies which are received by the Escrow Agent from the Placement Agent in connection with the Offering are to be credited, and the Escrow Agent is willing to establish the Escrow Account to be held for the benefit of the Investors and the Company on the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Escrow Agent is willing to accept appointment as Escrow Agent for only the expressed duties, terms and conditions outlined herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Proceeds to be Escrowed. The form of subscription agreement to be executed by each Investor in connection with the purchase of the Units is included in the Securities Purchase Agreement among the Company and the Investors relating to the Offering and the sale of the Units (the “Securities Purchase Agreement”). The most recent draft of the Securities Purchase Agreement is attached as Exhibit B. All funds from Investors (“Investors Funds”) received by the Company or the Placement Agent for the purchase of Units pursuant to the Offering shall be deposited with or wired to the Escrow Agent (pursuant to written instructions provided by the Escrow Agent) promptly following the day upon which such proceeds are received by the Placement Agent or the Company. The Investors may directly forward Investor Funds to the Escrow Agent pursuant to the written instructions described in the preceding sentence. The Escrow Agent shall establish the Escrow Account and shall promptly deposit all Investor Funds received by the Escrow Agent into the Escrow Account. During the term of this Agreement, the Company and the Placement Agent shall cause all checks received by and made payable to it in payment for such Units to be endorsed in favor of the Escrow Account.

In the event that any checks deposited in the Escrow Account prove uncollectible after the funds represented thereby have been released by the Escrow Agent, then the Company shall promptly reimburse the Escrow Agent for any and all costs incurred for such, upon request, and the Escrow Agent shall promptly deliver the returned checks to the prospective Investor based on the information provided about the Investors set forth in Section 2. In the event the Escrow Agent has insufficient information to do so, the Escrow Agent shall promptly deliver the returned checks to the Placement Agent who shall promptly deliver the returned checks to the applicable prospective Investor.

2. Identity of Investors. The Company shall furnish to the Escrow Agent with each delivery of funds, as provided in paragraph 1 hereof, a list of the persons who have paid money for the purchase of Units showing the name, address, tax identification number, amount of Units subscribed for, and the amount of money paid. The information comprising the identity of investors shall be provided to the Escrow Agent in the format set forth in the List of Investors, attached as Exhibit C. All proceeds so deposited shall remain the property of the Investors and shall not be subject to any liens or charges by the parties to this Agreement, or judgments or creditors’ claims against the Company, until released to the Company or returned to the Investors as hereinafter provided. The Escrow Agent will not use the information provided to it by the Company or the Placement Agent for any purpose other than to fulfill its obligations as the Escrow Agent. The parties to this Agreement shall treat all Investor information as confidential.

3. Disbursement of Funds. From time to time, and at the end of the third business day following the Termination Date (as defined in paragraph 4 hereof) and upon request, the Escrow Agent shall notify the Company and the Placement Agent of the amount of Investors Funds received hereunder. Upon written instructions from the Company and the Placement Agent, the Escrow Agent shall release some or all of the Investor Funds as directed in such instructions as long as such instructions are received prior to the close of regular banking hours of the Escrow Agent on the Termination Date. To the extent that any of the Investor Funds are to be released to the Company, any such written instructions shall include a statement that the Securities Purchase Agreement with respect to the Offering is duly executed and delivered by the Company and the Investors. If, as of the Termination Date, any funds remain on the deposit in the Escrow Account and no instructions from the Company and the Placement Agent have been received with respect thereto, the Escrow Agent shall promptly refund to each applicable Investor at the address appearing on the List of Investors, or at such other address as shall be furnished to the Escrow Agent by such Investor in writing, all sums paid by such Investor pursuant to the Securities Purchase Agreement for Units, and shall then notify the Company and the Placement Agent in writing of such refunds.

4. Term of Escrow. The “Termination Date” shall be the earliest to occur of: (i) April 30, 2006, unless extended from time to time in writing by the Issuer and the Placement Agent with written notice of such extension provided to the Escrow Agent; provided, that such extensions shall be permitted up to a year from the date of this Agreement); (ii) the date all the Investor Funds are disbursed pursuant to Section 3; and (iii) the date specified on a written notice from the Company to the Escrow Agent that the Company is abandoning the sale of the Units. In all events, this Agreement shall terminate upon the one year anniversary from the date of this Agreement.
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5. Duty and Liability of the Escrow Agent. The sole duty of the Escrow Agent, other than as herein specified, shall be to receive said funds and hold them subject to release, in accordance herewith, and the Escrow Agent shall be under no duty to determine whether the Company and the Placement Agent are complying with requirements of this Agreement in tendering to the Escrow Agent said proceeds of the sale of said Units. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in this Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless first indemnified to its satisfaction. The Escrow Agent may consult reputable counsel of its own choice (which may be in-house counsel) in respect of any question arising under this Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.

6. Escrow Agent’s Fee. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit A, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney’s fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company.

7. Non-Investment of Investor Funds. The Escrow Account shall be a non-interest bearing account and Investor Funds deposited into the Escrow Account shall remain uninvested.

8. Acceptance of Subscriptions; Issuance of Securities. The Company and the Placement Agent acknowledge and agree that (i) the Offering will not be effected until a binding Securities Purchase Agreement with respect to the Offering is duly executed and delivered by the Company and the Investors; and (ii) the issuance of the Securities in the Offering will occur simultaneous to or after the Investor Funds relating to such Units have been released to the Company. The parties hereto acknowledge and agree that an offer to purchase Units by an Investor as evidenced by a deposit of Investor Funds in the Escrow Account shall not be accepted by the Company until the Investor Funds relating thereto shall be disbursed to the Company pursuant to Section 3 and may be returned to any such potential Investor prior to disbursement to the Company in accordance with Section 3.
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9. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile/email transmission to the facsimile number/email address given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

If to the Company:

SAN Holdings, Inc.
9800 Pyramid Court
Englewood, Colorado 80112-2694
Attention: John Jenkins or Robert C. Ogden

If to the Placement Agent:

Monarch Capital Group, LLC
500 Fifth Avenue, Suite 2240
New York, New York 10110

If to Escrow Agent:

Wells Fargo Bank, National Association
Corporate Trust Services
213 Court Street - Suite 703
Middletown, CT 06457

Any party may change its address for purposes of this paragraph by giving each other party written notice of the new address in the manner set forth above.

10. Indemnification of Escrow Agent: The Company and the Placement Agent jointly and severally hereby indemnify and holds harmless the Escrow Agent from and against, any and all loss, liability, reasonable out-of-pocket cost, damage and reasonable out-of-pocket expense, including, without limitation, reasonable counsel fees, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Escrow Agent.

11. Successors and Assigns. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.
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12. Governing Law; Jurisdiction. This Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

13. Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

14. Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

15. Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

16. Section Headings. The section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

17. Counterparts. This Agreement may be executed in counterparts and by facsimile transmission, each of which shall be deemed an original, but all of which shall constitute the same instrument.

18. Resignation. The Escrow Agent may resign upon 30 days advance written notice to the parties hereto. If a successor Escrow Agent is not appointed within the 30-day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor Escrow Agent or interplead the Investor Funds with such court, whereupon the Escrow Agent’s duties hereunder shall terminate.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first set forth above.

SAN HOLDINGS, INC., as the Company

/s/ John Jenkins
Name: John Jenkins
Title: CEO

MONARCH CAPITAL GROUP, LLC, as the Placement Agent

/s/ Michael Potter
Name: Michael Potter
Title: Chairman

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

/s/ Robert L. Reynolds
Name: Robert L. Reynolds
Title: Vice President

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Exhibit C

List of Investors

Pursuant to the Escrow Agreement dated February __, 2006 (the “Escrow Agreement”), by and among San Holdings, Inc., (the “Company”), Monarch Capital Group, LLC (the “Placement Agent”) and Wells Fargo Bank, National Association (the “Escrow Agent”), the Placement Agent or the Company (as indicted on the executed signature block below) hereby certifies that the following Investors have paid money for the purchase of ___ Units (as defined in the Escrow Agreement), and the money has been deposited with the Escrow Agent:

1.	Name of Investor
Address
Tax Identification Number
Amount of Units subscribed for
Amount of money paid and deposited with Escrow Agent

2.	Name of Investor
Address
Tax Identification Number
Amount of Units subscribed for
Amount of money paid and deposited with Escrow Agent

SAN HOLDINGS, INC., as the Company

By:
Its:
Date:

OR

MONARCH CAPITAL GROUP, LLC, as the Placement Agent

By:
Its:
Date:

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Exhibit C

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of February 28, 2006, by and among SAN Holdings, Inc., a Colorado corporation (the “Company”), and the purchasers signatory hereto (each such purchaser, a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof among the Company and the Purchasers (the “Purchase Agreement”).

The Company and the Purchasers hereby agree as follows:

1.           Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“2003 Registration Rights Agreement” shall have the meaning set forth in Section 6(e).

“Advice” shall have the meaning set forth in Section 6(c).

“Effectiveness Date” means, with respect to the Registration Statement required to be filed hereunder, the earlier of (a) the 150th calendar day following the date of the Company first receives funds from the escrow account established pursuant to the terms of the Purchase Agreement, and (b) the seventh Trading Day following the date on which the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(b).

“Event Date” shall have the meaning set forth in Section 2(b).

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Losses” shall have the meaning set forth in Section 5(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means all of the Shares issuable upon the conversion of the Preferred Stock (including any Shares issuable pursuant to dividends) or the exercise of the Warrants, together with any shares of Common Stock issued or issuable upon any adjustments to the conversion price of the Preferred Stock and the exercise price of the Warrants, stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means the registration statements required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to the registration statement or Prospectus, including pre-and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

2.           Registration.

(a)           As soon as practicable following the Closing Date, the Company shall prepare and file with the Commission the Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement required hereunder shall be on Form S-1 (or on another appropriate form in accordance herewith). The Registration Statement required hereunder shall contain (except if otherwise directed by the Holders) the “Plan of Distribution” substantially in the form circulated to the Holders prior to filing the Registration Statement. Subject to the terms of this Agreement, the Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event not later than the Effectiveness Date, and shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”).
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(b)           If: (i) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within seven Trading Days of the date that the Company is notified by the Commission that a Registration Statement will not be “reviewed,” or is not subject to further review, or (ii) prior to the date when such Registration Statement is first declared effective by the Commission, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 20 calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for a Registration Statement to be declared effective, assuming the Company’s financial statements are not stale as of the time of filing of such Registration Statement and that the Commission has not commented upon the financial statements of the Company and any such comments cannot be responded to within such time period without unreasonable effort or expense, or (iii) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission on or before the Effectiveness Date, or (iv) after a Registration Statement is first declared effective by the Commission, it ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities, for in any such case 10 calendar consecutive days but no more than an aggregate of 15 calendar days during any 12 month period (which need not be consecutive Trading Days)(any such failure or breach being referred to as an “Event,” and for purposes of clause (iii) the date on which such Event occurs, or for purposes of clause (i) the date on which such seven Trading Day period is exceeded, or for purposes of clause (ii) the date which such 20 calendar days is exceeded, or for purposes of clause (iv) the date on which such 10 or 15 calendar day period, as applicable, is exceeded being referred to as “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law: (x) on each such applicable Event Date the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder; and (y) on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, 2.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

3.           Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a)           Not less than five Trading Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, provide notice of such filing and, upon written request, furnish to the Holders copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference to the extent requested by such Person). Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Shareholder Questionnaire”) by the end of the fourth Trading Day following the date on which such Holder receives draft materials in accordance with this Section. Any delay in filing the Registration Statement as a result of the failure of the Holder to deliver a Selling Shareholder Questionnaire by the end of the fourth Trading Day, shall extend the Effectiveness Date by a number of days equal to the number of days after the fourth Trading Day in which the Holder has delivered to the Company a completed Selling Shareholder Questionnaire.
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(b)           (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and, as promptly as reasonably possible, upon written request, provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) to the extent it is in the control of the Company, comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c)           Notify the Holders of Registrable Securities to be sold as promptly as reasonably possible and (if requested in writing by any such Person) confirm such notice in writing promptly following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of the Registration Statement and whenever the Commission comments in writing on the Registration Statement (the Company shall upon written request provide true and complete copies thereof and all written responses thereto to each of the Holders); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
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(d)           Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)           Furnish to each Holder, without charge, at least one conformed copy of the Registration Statement and each amendment thereto promptly after the filing of such documents with the Commission.

(f)           Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with resales by the Holder of Registrable Securities. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c).

(g)           Prior to any resale of Registrable Securities by a Holder, use commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such Registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(h)           If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement and applicable securities laws, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i)           Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (ii) through (v) of Section 3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(i) to suspend the availability of a Registration Statement and Prospectus, without being subject to the payment of liquidated damages pursuant to Section 2(b), for a period not to exceed 60 days (which need not be consecutive days) in any 12 month period.
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(j)            Comply in all material respects with all applicable rules and regulations of the Commission.

(k)           Request each Holder furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and the person thereof that has voting and dispositive control over the Shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

4.           Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, except as otherwise not permitted by the Commission, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.
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5.           Indemnification.

(a)           Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, reasonable out-of-pocket costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except and only to the extent that (i) such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Sections 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(c). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)           Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus or (ii) to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(c) or (3) the Holders do not comply with the rules and regulations of the Commission in connection with the offer and sale of the Registrable Securities. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.
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(c)           Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable out-of-pocket fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel for all Indemnified Parties shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such reasonable fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.
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(d)           Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable out-of-pocket fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.           Miscellaneous.

(a)           Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any Losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.
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(b)           Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act and the other rules and regulations of the Commission as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(c)           Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as it practicable.

(d)           Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents or on Form S-1 or Form SB-2 relating solely to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered, subject to customary underwriter cutbacks and discretion exercisable with respect to all holders of registration rights.

(e)           Other Registration Rights. Shares issuable to Sun Solunet shall be Registrable Securities. Notwithstanding the foregoing, Sun Solunet reserves all of its registration rights under the Registration Rights Agreement, dated as of April 4, 2003, by and among the Company, Sun Solunet, Michael J. Phelan and Sara H. Phelan (the “2003 Registration Rights Agreement”). By executing this Agreement, in accordance with Section 1(g) of the 2003 Registration Rights Agreement, Sun Solunet hereby consents to the grant of registration rights pursuant to this Agreement and waives any and all rights to prior notice or otherwise in connection with the execution of this Agreement and consummation of the transactions described herein.

(f)           Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Holder of the then outstanding Registrable Securities.
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(g)           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the Purchase Agreement.

(h)           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(i)           Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j)           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined with the provisions of the Purchase Agreement.

(k)           Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m)           Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(n)           Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

[Signature Pages Follow]
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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

SAN HOLDINGS, INC.

By: /s/ John Jenkins
Name: John Jenkins
Title: CEO

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[FORM OF PURCHASER SIGNATURE PAGE; EXECUTED SIGNATURE PAGES INTENTIONALLY OMITTED]

[PURCHASER’S SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

Name of Investing Entity:

______________________________________________________

Signature of Authorized Signatory of Investing entity:

______________________________________________________

Name of Authorized Signatory:

______________________________________________________

Title of Authorized Signatory:

______________________________________________________

Exhibit D

Form of $0.30 Warrant

Warrant Number WA-[A][B]- ____

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED, IF REQUESTED, BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER BONA FIDE LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

COMMON STOCK PURCHASE WARRANT

To Purchase _________________Shares of Common Stock of

SAN HOLDINGS, INC.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) CERTIFIES that, for value received, [______________] (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance of this Warrant (the “Initial Exercise Date”) and on or prior to the five year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from San Holdings, Inc., a Colorado corporation (the “Company”), up to [_____________________] shares (the “Warrant Shares”) of Common Stock, no par value per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock (the “Exercise Price”) under this Warrant shall be [$0.30/$0.50], subject to adjustment hereunder. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated February 28, 2006, among the Company and the purchasers signatory thereto.

1.           Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

2.           Authorization of Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3.           Exercise of Warrants.

(a)           Exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of the Notice of Exercise Form, surrender of this Warrant and payment of the aggregate Exercise Price (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company). Certificates for shares purchased hereunder shall be delivered to the Holder within five (5) Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid in full. If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares or indicating the issuance of such Warrant Shares on the stock ledger of the Company maintained by the Company or its transfer agent pursuant to this Section 3(a) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(b)           If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(c)           If at any time after one year from the date of issuance of this Warrant there is no effective Registration Statement registering the resale of the Warrant Shares by the Holder, this Warrant may also be exercised at such time by notice delivered to the Company by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the closing price on the Trading Day immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant, as adjusted; and
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(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

(d)           Except with respect to Sun Solunet, LLC, the Holder shall not be entitled to exercise this Warrant into shares of Common Stock that would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 promulgated thereunder.

4.           No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

5.           Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto and an investment letter duly executed by the Holder in form and substance reasonably acceptable to the Company; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6.           Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

7.           Transfer, Division and Combination.

(a)           Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 7(e) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)           This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.
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(c)           The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

(d)           The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

(e)           If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

8.           No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

9.           Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

10.           Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.
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11.           Adjustments of Exercise Price and Number of Warrant Shares, Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company that are purchasable pursuant hereto immediately after such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

12.           Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.
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13.           Issuance of Additional Stock. If the Company shall, at any time through the two year anniversary of the date that the Registration Statement is declared effective by the Commission, issue any rights, warrants, options or other securities convertible into or exchangeable for Common Stock (collectively, “Additional Stock”) without consideration or for a consideration per share less than the Exercise Price (including by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise), the Exercise Price in effect immediately prior to each such issuance shall forthwith be reduced to an amount equal to such lower purchase price for such Additional Stock (or in the case of options and similar securities, the consideration received for the option and to be received upon exercise of such option), or, if for no consideration, $.001; provided, however, that none of the following shall constitute Additional Stock: (a) shares of Common Stock; (b) rights, warrants, options or other securities convertible into or exchangeable for Common Stock, issued or issuable to employees, consultants or directors of the Company for the primary purpose of soliciting or retaining their employment or services directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company and (c) shares of Common Stock of the Company issuable upon exercise of rights, warrants, options or other securities convertible into or exchangeable for Common Stock outstanding as of the date hereof.

14.           Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

15.           Notice of Corporate Action. If at any time:

(a)           the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)           there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

(c)           there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;
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then, in any one or more of such cases, the Company shall give to Holder (i) at least 10 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 19(d).

16.           Authorized Shares. The Company covenants that the Company shall call a shareholder meeting for purposes of increasing its authorized capital in an amount sufficient to provide for the exercise of all outstanding Warrants of the Company. Until such time as the Company has so increased its authorized capital each Holder shall each be entitled to exercise the Warrants held by them on a pro rata basis with the other Holders, weighted on the basis of the respective Subscription Amounts paid to the Company by each Holder. If such increase in authorized capital is not authorized by the earlier of (i) the date that the registration statement relating to the Common Stock underlying the Preferred Stock and the Warrants is effective, or (ii) 150 days from the date the Company first receives funds from the escrow account established pursuant to the Purchase Agreement (each an “Event”), then on the date on which such Event occurs (the “Event Date”), the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement, and on each monthly anniversary of each such Event Date until cured, provided however, if the Company is otherwise paying liquidated damages pursuant to that certain Registration Rights Agreement between the Company and the purchasers signatory thereto, then no liquidated damages shall be due pursuant to this Paragraph 16. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. Subject to this Paragraph 16, the Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.
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Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

17.           Registration Rights. The Holder of this Warrant and/or the Warrant Shares and any transferee hereof and thereof shall be entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Registration Rights Agreement.

18.           Redemption.

(a)           The Company may redeem all (but not less than all) of this Warrant at any time, at the price of $.01 per Warrant Share (issuable under this Warrant), upon notice referred to in Section 18(b), provided that (i) the Warrant Shares have been registered for resale by means of the Registration Statement as defined in the Purchase Agreement or any other registration statement; (ii) the Registration Statement is current and effective at the time the aforementioned notice is sent and through the redemption period; and (iii) the closing sales price of the Common Stock has been at least 200% of the then Exercise Price of the Warrants for 20 consecutive Trading Days ending within two Trading Days of the notice of redemption as referred to in Section 18(b) below.

(b)           In the event the Company shall elect to redeem this Warrant, the Company shall fix a date for the redemption (the “Redemption Date”) and mail a notice of redemption by first class mail, postage prepaid, not less than 30 days from the date fixed for redemption to the Holder of this Warrant at such Holder’s last address as it appears on the books of the Company. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered Holder received such notice. The notice of redemption shall specify (i) the redemption price, (ii) the date fixed for redemption, (iii) the place where the Warrant is to be delivered and the redemption price paid and (iv) that the right to exercise the Warrant shall terminate at 5:00 P.M. New York City on the Business Day immediately preceding the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Holder (A) to whom notice was not mailed or (B) whose notice was defective. An affidavit of the Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
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(c)           The Warrant may be exercised in accordance with Section 3 of this Warrant at any time after notice of redemption shall have been given by the Company pursuant to Section 18(b) hereof and until the Business Day immediately preceding the Redemption Date. On and after the Redemption Date, the Holder of this Warrant shall have no further rights except to receive, upon surrender of the Warrant, the redemption price.

19.           Miscellaneous.

(a)           Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

(b)           Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(c)           Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any reasonable out-of-pocket costs and expenses incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(d)           Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

(e)           Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(f)           Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(g)           Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.
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(h)           Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(i)           Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(j)           Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the 2nd day of March, 2006.

SAN HOLDINGS, INC.

By:_____________________________________
Name:
Title:

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Exhibit E

Form of $0.50 Warrant

See Exhibit D

Exhibit F

Form of Lock-Up Agreements

Lock-Up Agreement

February 28, 2006

SAN Holdings, Inc.
9800 Pyramid Court
Suite 130
Englewood, CO 80112

Re:       SAN Holdings, Inc.

Ladies and Gentlemen:

The undersigned officer or director of SAN Holdings, Inc. (the “Company”), understands and agrees with you that for a period of one year from the date of that certain Securities Purchase Agreement among the Company and the Investors set forth in Schedule A thereto to pursuant to which the Company expects to sell shares of a newly designated series of convertible preferred stock and warrants to purchase common stock, the undersigned shall not, without the prior written consent of the Purchasers, sell, grant any option to sell, transfer, assign, distribute, dispose of, pledge or hypothecate any of the shares of the Company’s common stock, no par value, owned directly or indirectly by the undersigned, whether currently owned or hereafter purchased.

If this letter is undated at the time of signature, the undersigned authorizes the Company to insert a date which shall be the date of the Securities Purchase Agreement.

Yours truly,

_________________________________________
Signature

_________________________________________
Printed or Typed Name

_________________________________________
Authorized Representative Capacity if Signing
in Other Than Individual Capacity)

Exhibit G

Form of Credit Support Termination Agreement

SUN CAPITAL PARTNERS II, LP
5200 Town Center Circle
Suite 470
Boca Raton, FL 33486

March 2, 2006

SAN Holdings, Inc.
9800 Pyramid Court
Englewood, CO 80112
Attn: John Jenkins

Mr. Jenkins:

Reference is made to that (i) certain letter agreement, dated as of March 31, 2003, by and between, Sun Capital Partners II, LP, a Delaware limited partnership (the “Fund”), and SAN Holdings, Inc., a Colorado corporation (“SANZ”), as amended on November 23, 2005 (the “Letter Agreement”), agreed and accepted by Sun Solunet, LLC, a Delaware limited liability company (“Sun”); and (ii) certain Loan Authorization Agreement, dated as of May 16, 2003 (as amended to date, the “Sun Loan”), pursuant to which SANZ previously borrowed the aggregate principal amount of $14,000,000 from Sun, as assignee of Harris N.A., as successor to Harris Trust and Savings Bank due to merger. Capitalized terms used herein without definition have the meanings ascribed to them in the Letter Agreement.

As of the date hereof, as a result of (i) the exchange of debt owed to Sun in consideration for the issuance to Sun of other securities of SANZ and (ii) the payment by SANZ to Sun of some of the outstanding indebtedness owed to Sun under the Sun Loan, the aggregate principal amount owed to Sun under the Sun Loan is equal to or less than $5,000,000.

Pursuant to the Letter Agreement, SANZ was required to periodically issue to Sun on November 16 and May 16 of each year, a Guaranty Warrant, exercisable for a number of shares of SANZ Common Stock calculated pursuant to a formula set forth in the Letter Agreement, for so long as there remained an aggregate principal amount owed to Sun under the Sun Loan in an amount in excess of $3,000,000.

Notwithstanding anything to the contrary contained in the Letter Agreement and the Sun Loan, SANZ, Sun and the Fund hereby agree as follows:

(i) that the obligations of each of SANZ, Sun and the Fund under the Letter Agreement are hereby terminated, cancelled, released and discharged in their entirety, including, without limitation, the obligation of SANZ to periodically issue Guaranty Warrants to Sun under the Letter Agreement (it being acknowledged and agreed that, notwithstanding this termination letter agreement, Sun shall retain any Guaranty Warrants already issued to it and all of its rights thereunder);

(ii) as of the date hereof, each of Sun and the Fund shall have no obligation to loan SANZ any additional money; and

(iii) with respect to the amount of outstanding indebtedness owed to Sun under the Sun Loan as of the date hereof (which amount shall be less than or equal to $5,000,000), such amount (or any portion thereof) cannot be reborrowed by SANZ once repaid, but the maturity date for the Sun Loan will be extended to a date that is three years from the date hereof.

Each of SANZ, Sun and the Fund hereby agree to take all actions and to execute all documents as may be reasonably necessary to implement and give full force and effect to any of the provisions of this termination letter agreement. Furthermore, SANZ hereby agrees to use commercially reasonable efforts to paydown the remaining outstanding indebtedness owed to Sun under the Sun Loan, including, without limitation, by raising additional capital from sources other than Sun.

* * * * *

This termination letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state. This termination letter agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

Very truly yours,

Sun Capital Partners II, LP

By: Sun Capital Advisors II, LP
Its: General Partner

By: Sun Capital Partners, LLC
Its: General Partner

By: /s/ Kevin J. Calhoun
Kevin J. Calhoun, Vice President

Agreed and accepted this 2nd day of March, 2006:

SAN HOLDINGS, INC.

By:  /s/ John Jenkins
John Jenkins, Chief Executive Officer

SUN SOLUNET, LLC

By:  /s/ Kevin J. Calhoun
Name: Kevin J. Calhoun
Title:  Vice President